EXHIBIT 10.3

K-V Pharmaceutical Company

2013 Incentive Compensation Plan

Form of Equity Bonus Agreement

This Award Agreement, effective as of [ ], 2013 (the “Date of Award”), sets forth the terms of an Equity Bonus Award (as defined below) by K-V Pharmaceutical Company, a Delaware corporation (the “Company”), to [ ] (the “Participant”), pursuant to the provisions of the K-V Pharmaceutical Company 2013 Incentive Compensation Plan (the “Plan”) and this Award Agreement. Capitalized terms used but not defined in this Award Agreement shall have the meanings set forth in the Plan.

The Participant understands and agrees that this Equity Bonus Award is made subject to and in accordance with the terms of the Plan, which are incorporated herein by reference. A copy of the Plan has been provided to the Participant.

1.             Grant and Settlement of Equity Bonus Award.

(a) The Company hereby grants to the Participant (i) [ ] shares of Common Stock (the “Initial Award”) and (ii) subject to the Participant’s continued service on the Board of Directors of the Company (the “Board”) through the applicable Anniversary Date (as defined below), the Company shall grant to the Participant on each of the first, second and third anniversaries of the Date of Award (each such date, an “Anniversary Date”) the number of shares of Common Stock equal to (A) $125,000 divided by (B) the greater of (x) $32 and (y) the Fair Market Value (as defined in the Plan) of one Share of Common Stock as of the later of (1) December 31 of the immediately preceding calendar year and (2) the date on which the Fair Market Value of such Shares was last determined by the Company or, in the event of extraordinary or otherwise unusual events or conditions occurring after such date that materially affect such Fair Market Value, such later date up to and including the Anniversary Date as may be determined by the Committee in its the sole discretion; provided, however, that any fractional shares of Common Stock resulting from application of such formula shall be forfeited by the Participant with no compensation due therefor. Each of the Initial Award and the grants referred to in clause (ii) of the foregoing sentence is referred to below as an “Equity Bonus Award.”

(b) The Initial Award shall be settled by delivery of [ ] shares of Common Stock on [January 1, 2014], or as soon as administratively practicable thereafter, but in no event later than [March 15, 2014]. Each other Equity Bonus Award shall be settled through the delivery of the applicable number of shares of Common Stock determined pursuant to Section 1(a) on January 1 of the year following the year in which the applicable Anniversary Date falls (each, a “Next Following Year”) or as soon as administratively practicable thereafter, but in no event later than March 15 of the applicable Next Following Year (each date of settlement referred to in this Section 1(b) and the settlement date referred to in the second to last sentence of Section 1(c), a “Settlement Date”).

(c) If the Participant undergoes a Termination of Service by the Company without Cause prior to an Anniversary Date, a pro-rata portion of the Equity Bonus Award that, but for such Termination of Service, would have been granted to the Participant (without duplication) on the first Anniversary Date immediately following the date of such Termination of Service shall be granted to the Participant under clause (ii) of the first sentence of Section 1(a) as soon as administratively practicable following date of such Termination of Service. For purposes of the immediately preceding sentence, such pro-rata portion of such Equity Bonus Award shall consist of the number of shares that would have been granted to the Participant on the first Anniversary Date immediately following such Termination of Service, but substituting “date of Termination of Service” for “Anniversary Date” as the latter appears in clause (ii)(y) of the first sentence of Section 1(a), multiplied by a fraction, (i) the numerator of which is the number of days elapsed from the immediately preceding Anniversary Date through the date of such Termination of Service and (ii) the denominator of which is 365. The grant described in this Section 1(c) shall be settled by delivery of the applicable number of Shares of Common Stock on the Settlement Date otherwise applicable to the first Anniversary Date following such Termination of Service or as soon as administratively practicable thereafter. For the avoidance of doubt, there shall be no Equity Bonus Award granted to the Participant with respect to any Anniversary Date occurring after the Anniversary Date immediately following such Termination of Service, and the Participant shall thereupon forfeit any rights to, and shall not be entitled to receive any Shares or payments with respect thereto.

(d) The shares of Common Stock delivered to the Participant on each Settlement Date (or such earlier date as determined in accordance with Section 3) shall not be subject to contractual transfer restrictions, other than as may be provided in the Stockholders’ Agreement, in Sections 4(b) and 4(g) below and in the Plan and the Company’s insider trading policies, and shall be fully paid, non-assessable and registered in the Participant’s name.

2.             Termination of Service. Except as otherwise may be provided by Section 1(c), if, prior to an Anniversary Date, the Participant ceases to serve on the Board of the Directors, other than by virtue of a Termination of Service by the Company without Cause, then, notwithstanding the provisions hereof, there shall be no Equity Bonus Award for such Anniversary Date or for any subsequent Anniversary Date, and the Participant shall thereupon forfeit any rights to, and shall not be entitled to receive any Shares or payments with respect thereto.

3.             Change of Control. Each Equity Bonus Award is subject to the provisions of Section 14 of the Plan.

4.             Miscellaneous.

(a) The Plan provides a complete description of the terms and conditions governing the Equity Bonus Awards granted thereunder. This Award Agreement and the rights of the Participant hereunder are subject to the terms and conditions of the Plan, as amended from time to time, and to such rules and regulations as the Committee may adopt for the administration of the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement.

(b) The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Equity Bonus Award as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood by the Participant that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to administer the Plan and this Award Agreement, all of which shall be binding upon the Participant to the maximum extent permitted by law.

(c) The Participant acknowledges that the compensation covered by this Award Agreement and the Equity Bonus Award granted hereunder are subject to Sections 19 and 20 of the Plan, including the Company’s recoupment policy, as may be amended or superseded from time to time by the Board or otherwise in response to changes in applicable laws, rules or regulations.

(d) The Board may at any time, or from time to time, terminate, amend, modify or suspend the Plan, and the Board or the Committee may amend or alter this Award Agreement at any time; provided, however, that no termination, amendment, modification, alteration or suspension shall materially impair the previously accrued rights of the Participant with respect to any Equity Bonus Award granted pursuant to this Award Agreement (including, without limitation, the formula for determining the number of Shares to be delivered in connection with any such Equity Bonus Award under Sections 1(a) and 1(c)), without the Participant’s consent, except as otherwise provided by the Plan.

(e) Payments contemplated with respect to the Equity Bonus Award are intended to comply with the short-term deferral exception applicable for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to be compliant deferred compensation under Section 409A. Notwithstanding any provisions of the Plan or this Award Agreement, if the Company determines that such exception is not applicable to the Equity Bonus Award and that any provision of this Award Agreement or the Plan contravenes Section 409A so as to cause the Participant to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, while maintaining, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 4(e) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee or otherwise assure that the Equity Bonus Award will not be subject to taxes, interest and penalties under Section 409A.

(f) The Participant shall satisfy any and all requirements relating to applicable federal, state, local and foreign taxes. Without limiting the generality of the foregoing, neither the Company nor any Affiliate shall be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with this Equity Bonus Award, and the Participant shall indemnify the Company and its Affiliates and hold them harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company or any Affiliate to pay any such taxes.  Notwithstanding the foregoing, the Company and its Affiliates may in their discretion effect such withholding as they may determine to be required by law.

(g) This Award Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Award Agreement. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company. If at any Settlement Date, the Shares are not registered under the Securities Act, and there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

(h) All obligations of the Company under the Plan and this Award Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Award Agreement and the Plan.

K-V PHARMACEUTICAL COMPANY		PARTICIPANT

By:		By:
	Name:		Name:
Title:

Date:		Date: